Exhibit (g)(ii)

EQUALIZE COMMUNITY DEVELOPMENT FUND

FIRST AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

This FIRST AMENDMENT is dated as of February 18, 2022, and amends the Investment Advisory Agreement dated as of May 1, 2019 (the “Agreement”), entered into by and between Bluestone Community Development Fund, a Delaware statutory trust (the “Fund”), and Bluestone Capital Partners LLC, a Puerto Rico limited liability company (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement pursuant to which the Adviser provides investment advisory services to the Fund subject to the supervision and direction of the Fund’s Board of Trustees; and

WHEREAS, effective February 18, 2022, the Fund changed its name from Bluestone Community Development Fund to Equalize Community Development Fund; and

WHEREAS, effective April 7, 2021, the Adviser changed its name from Bluestone Capital Partners LLC to Equalize Capital LLC; and

WHEREAS, effective as of the date set forth above, the Fund and the Adviser desire to amend the Agreement to incorporate the foregoing name changes and certain other miscellaneous changes; and

WHEREAS, Section 10 of the Agreement allows for non-material amendments to the Agreement by mutual consent of both parties.

NOW, THEREFORE, the parties agree as follows:

1.	All references in the Agreement to “Bluestone Community Development Fund” are hereby changed to “Equalize Community Development Fund.”

2.	All references in the Agreement to “Bluestone Capital Partners LLC” are hereby changed to “Equalize Capital LLC.”

3.	All references in the Agreement to “504 First Lien Loans” are hereby changed to “Community Development Loans.”

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed as of the day first set forth above.

EQUALIZE COMMUNITY DEVELOPMENT FUND

By:	/s/ Joseph Gladue
Name: Joseph Gladue
Title: Treasurer

EQUALIZE CAPITAL LLC

By:	/s/ Lee A. Calfo
Name: Lee A. Calfo
Title: Chief Executive Officer

[Signature Page to First Amendment to the Investment Advisory Agreement]

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